ENERGY CONVERSION DEVICES, INC.

2006 STOCK INCENTIVE PLAN

1.	Introduction
1.1	Purposes.

The purposes of the Energy Conversion Devices, Inc. 2006 Stock Incentive Plan (this “Plan”) are (1) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (2) to advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2	Definitions.

“Agreement” shall mean the written agreement evidencing an award under this Plan between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or a different committee comprised solely of independent directors designated by the Board to perform any of the functions and duties of the Committee under the Plan. To the extent necessary for an award to be qualified performance based compensation under Section 162(m) of the Code and the regulations thereunder, all members of the Committee shall be "outside directors" within the meaning of such regulations.

“Common Shares” shall mean the common shares, par value $.01 per share, of the Company.

“Company” shall mean Energy Conversion Devices, Inc., a Delaware corporation, or any successor to Energy Conversion Devices, Inc.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing price of a Common Share on The Nasdaq Global Select Market on the date of grant or, if the Common Shares are not listed on The Nasdaq Global Select Market, the average of the high and low transaction prices of a Common Share on the principal market on which the Common Shares are traded on the date of grant, or if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or

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method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Incentive Stock Option” shall mean an option to purchase Common Shares that meets the requirements of Section 422 of the Code, or any successor provision, and that is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(2).

“Mature Shares” shall mean previously-acquired Common Shares for which the holder has good title, free and clear of all liens and encumbrances, and which such holder either (1) has held for at least six months or (2) has purchased on the open market.

“Non-Qualified Stock Option” shall mean an option to purchase Common Shares that is not an Incentive Stock Option.

“Outstanding Common Shares” shall have the meaning set forth in Section 5.8(b)(1).

“Outstanding Voting Securities” shall have the meaning set forth in Section 5.8(b)(1).

“Performance Measures” shall mean performance criteria to be achieved during any specified performance period which are determined by the Committee and included in any Agreement, and which are based upon any of: stock price; market share; sales; revenues; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; total stockholders’ return; costs; net income; margins; free cash flow; return on investment; and strategic or operational measures, such as program milestones, safety, quality, cost, technology and efficiency, of the Company, a Subsidiary, or a division or unit of the Company or a Subsidiary. The specific targets and other details of the performance goal shall be established by the Committee in its discretion.

“Person” shall have the meaning set forth in Section 5.8(b)(1).

“Restricted Stock” shall mean Common Shares that are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right that entitles the holder to receive, upon vesting, one Common Share (which may be Restricted Stock) or cash in an amount equal to the Fair Market Value of one Common Share on the date of vesting.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (1) the Common Shares subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (2) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

“Stock Appreciation Right” shall mean any right granted pursuant to Section 4.1 hereof to receive, upon exercise, the excess of (i) the Fair Market Value of one Common Share on the

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date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Stock Option on the date of grant of the related Stock Option, as specified by the Committee in its sole discretion, which shall not be less than the Fair Market Value of one Common Share on such date of grant of the right or the related Stock Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Common Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 25% of the combined voting power of the total outstanding equity interests of such entity.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3	Administration.

This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (1) options to purchase Common Shares in the form of Incentive Stock Options or Non Qualified Stock Options, (2) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (3) Stock Appreciation Rights. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Common Shares and the number of Restricted Stock Units subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and the regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (1) all or any outstanding options and Stock Appreciation Rights shall become exercisable in part or in full, or (2) all or a portion of the Restriction Period and any Performance Measures applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, so that the vesting of the Award accelerates. The Committee shall, subject to the terms of this Plan, interpret this Plan and its application and establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

The Committee may, subject to the applicable law (including Section 162(m) of the Code and the regulations thereunder in the case of an award intended to be qualified performance-based compensation), delegate some or all of its power and authority under this Plan to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate.

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No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority under this Plan, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Restated Certificate of Incorporation and/or Bylaws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (1) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (2) acts approved in writing by all of the members of the Committee without a meeting.

1.4	Eligibility.

Participants in this Plan shall consist of such officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, and persons expected to become officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, of the Company or a Subsidiary as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5	Shares Available.

(a)          Subject to adjustment as provided in Section 5.7, the number of Common Shares that shall be available for awards or in respect of which awards may be made under this Plan shall be 1,000,000.

(b)          The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of substitute awards) and make adjustments if the number of Common Shares actually delivered differs from the number of shares previously counted in connection with an award. To the extent that Common Shares subject to an outstanding award granted under this Plan are not issued or delivered to the holder of the award or are returned to the Company by the holder of the award by reason of the expiration, termination, cancellation or forfeiture of such award, then such Common Shares shall again be available under this Plan. Notwithstanding anything to the contrary in this Plan, Common Shares subject to an outstanding award granted under this Plan that are not issued or delivered to the holder of the award or are returned to the Company by the holder of the award for either of the following reasons shall not again be available under this Plan: (1) the settlement of such award in cash, (2) the delivery or withholding of Common Shares to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, (3) shares repurchased by the Company using Stock Option proceeds, or (4) Stock Appreciation Rights settled in shares of Common Stock. This Section 1.5(b) shall apply to Incentive Stock Options only to the

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extent consistent with applicable Internal Revenue Service regulations relating to Incentive Stock Options under the Code.

(c)          Common Shares shall be made available from authorized and unissued Common Shares, or authorized and issued Common Shares reacquired and held as treasury shares or otherwise or a combination thereof.

(d)          To the extent necessary for an award to be qualified performance based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of Common Shares with respect to which options, Stock Appreciation Rights or other awards under this Plan may be granted during any calendar year to any person shall be 100,000, subject to adjustment as provided in Section 5.7. All shares with respect to which an award is granted under this Plan shall be counted for purposes of the per-person share limitation of this Section 1.5(d), regardless of whether the recipient of the award does not realize the benefit of the award as a result of forfeiture, cancellation, expiration, termination or other event.

2.	Stock Options
2.1	Stock Options.

The Committee may, in its discretion, grant options to purchase Common Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Common Shares with respect to which options designated as, or intended to be, Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the maximum amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

Options shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)          Number of Shares and Purchase Price. The number of Common Shares subject to an option and the purchase price per Common Share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Common Share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per Common Share shall not be less than the minimum price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.

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(b)          Vesting, Exercise Period and Exercisability.The Committee shall establish a vesting period for each Stock Option which, except for options granted to newly hired employees, shall be no less than four years, with no more than 40% of the option vesting in the first year following the award, no more than a total of 60% of the option vesting by the end of the second year following the award and no more than a total of 80% of the option vesting by the end of the third year following the award. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Common Shares.

(c)          Method of Exercise. An option may be exercised (1) by giving written notice to the Company specifying the number of whole Common Shares to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted irrevocable instructions to promptly deliver to the Company full payment for the Common Shares with respect to which the option is exercised from the proceeds of the stockbroker’s sale of or loan against some or all of the Common Shares, or (D) any combination of the foregoing, in each case to the extent set forth in the Agreement relating to the option, and (2) by executing such documents as the Company may reasonably request. Any fraction of a Common Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2	Determination of Termination of Employment or Service.

Subject to the requirements of the Code relating to Incentive Stock Options, all of the terms relating to the exercise, cancellation, disposition or other treatment of an option upon or after a termination of employment or service with the Company of the holder of such option, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

2.3	No Repricing of Awards.

Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, without the approval of stockholders, the Committee will not amend or replace previously granted options in a transaction that constitutes a “repricing,” as such term is used in the Nasdaq Stock Market Marketplace Rules and related interpretations or, if the Common Shares are not listed

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on The Nasdaq Stock Market, in the rules of the principal market on which the Common Shares are traded.

3.	Stock Awards
3.1	Stock Awards.

The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Committee may grant Stock Awards under this Plan independently, in lieu of, or in conjunction with, any cash bonus award otherwise payable to an employee pursuant to any bonus or incentive plan maintained by the Company from time to time. The Committee may grant a Stock Award to an employee subject to the condition that the employee invests all or some portion of the employee’s annual cash bonus in Common Shares for the duration of the Restricted Period applicable to the Stock Award (a “Management Stock Purchase Award”).

3.2	Terms of Stock Awards.

Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)          Number of Shares and Other Terms. The number of Common Shares subject to a Restricted Stock Award or a Restricted Stock Unit Award, and the Restriction Period applicable to a Restricted Stock Award or a Restricted Stock Unit Award, shall be determined by the Committee.

(b)          Vesting and Forfeiture. The Committee shall establish the Restriction Period for each Stock Award which, except for Stock Awards granted to newly hired employees, shall be no less than three years. The Agreement relating to a Restricted Stock Award or a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Common Shares subject to such Restricted Stock Award or the vesting of such Restricted Stock Unit Award if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and for the forfeiture of all or a portion of the Common Shares subject to such Restricted Stock Award or the forfeiture of such Restricted Stock Unit Award if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the vesting of any Common Shares subject to any Restricted Stock Award or the vesting of any Restricted Stock Unit Award.

(c)          Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the Common Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of

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assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Common Shares subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any Restriction Period (and the satisfaction of any continuation of employment or service requirements) applicable to a Restricted Stock Award or to a Restricted Stock Unit Award payable in whole or in part in Common Shares, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the holder of such award.

(d)          Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Shares; provided, however, that a distribution with respect to Common Shares, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the Common Shares with respect to which such distribution was made.

(e)          Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award (1) shall specify whether such award may be settled in Common Shares (including Restricted Stock) or cash or a combination thereof and (2) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Common Shares subject to such award. Prior to the settlement of a Restricted Stock Unit Award in Common Shares, the holder of such award shall have no rights as a stockholder of the Company with respect to the Common Shares subject to such award.

3.3	Determination of Termination of Employment or Service.

All of the terms relating to the termination of the Restriction Period relating to a Restricted Stock Award or a Restricted Stock Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

4.	Stock Appreciation Rights
4.1	Stock Appreciation Rights.

Stock Appreciation Rights may be granted hereunder to such eligible persons as may be selected by the Committee either alone or in addition to or in conjunction with other awards granted under the Plan and may, but need not, relate to a specific Stock Option granted under Section 2.1. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Non-Qualified Stock Option may be granted at the same time such option is granted or at any time thereafter before exercise or expiration of such option. Any Stock Appreciation Right related to an Incentive Stock Option

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must be granted at the same time such option is granted, and may be exercised only if and when the Fair Market Value of the Common Shares subject to the Incentive Stock Option exceeds the aggregate purchase price for the Common Shares subject to the option and the amount payable to the recipient upon exercise of such Stock Appreciation Right may not exceed the amount of such excess. Moreover, any Stock Appreciation Right related to an Incentive Stock Option may be exercised only when such option is eligible to be exercised, and shall be transferable only when such option is transferable and under the same conditions. In the case of any Stock Appreciation Right related to any Stock Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of Common Shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Stock Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate. The Committee shall establish a vesting period for each Stock Appreciation Right that is not related to a specific Stock Option which, except for Stock Appreciation Rights granted to newly hired employees, shall be no less than four years, with no more than 40% of the option vesting in the first year following the award and no more than 20% vesting in each year thereafter; provided, however, that no Stock Appreciation Right shall be exercised later than ten years after its date of grant.

5.	General
5.1	Effective Date and Term of Plan.

This Plan shall be effective on the date the Board of Directors of the Company adopts this Plan, provided that the stockholders of the Company approve the Plan within 12 months after its adoption by the Board of Directors. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. If this Plan is not approved by the stockholders of the Company, this Plan and any awards granted under this Plan shall be null and void.

5.2	Amendments.

The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code and the regulations thereunder and any rule of The Nasdaq Global Select Market or, if the Common Shares are not listed on The Nasdaq Global Select Market, any rule of the principal market on which the Common Shares are then traded. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3	Agreement.

Each award shall be evidenced by an Agreement executed by the Company and the recipient of such award and, upon execution by each party and delivery of the executed Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

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5.4	Non-Transferability of Awards.

Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

5.5	Tax Withholding.

The Company shall have the right to require, prior to the issuance or delivery of any Common Shares or the payment of any cash pursuant to an award made under this Plan, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. In the discretion of the Company (1) the Company may withhold whole Common Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (2) the holder may be permitted to satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of an option, except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted irrevocable instructions to promptly deliver to the Company an amount (in addition to the option exercise price) equal to the withholding tax owing in respect of such option exercised from the proceeds of the stockbroker’s sale of or loan against some or all of the Common Shares subject to the option, or (D) any combination of the foregoing. Any fraction of a Common Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6	Restrictions on Shares.

Each award made under this Plan shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Common Shares subject to such award upon any securities market or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Common Shares delivered pursuant to any award made under this Plan bear a legend indicating that the sale, transfer or other disposition

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thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7	Adjustment.

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Shares other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding award, the purchase price per security of each outstanding option, the grant price of each Stock Appreciation Right, and the maximum number of securities with respect to which awards may be granted in any calendar year to any person shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive; provided, however, that no fractional shares shall be issued pursuant to the Plan, no awards may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding award.

5.8	Change in Control.

(a)          Actions Upon A Change In Control.Notwithstanding any provision in this Plan, unless otherwise specified in the Agreement relating to an award, in the event of a Change in Control, in the Committee’s discretion, either (1) (a) all outstanding options and Stock Appreciation Rights shall immediately become exercisable in full, (b) the Restriction Period and any Performance Measures applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, and (c) there shall be substituted for each Common Share available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Common Share shall be converted pursuant to such Change in Control, if any; provided that in the event of any such substitution, the purchase price per share in the case of an option and the grant price of a Stock Appreciation Right shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and Stock Appreciation Rights without an increase in the aggregate purchase or exercise price, or (2) each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (a) in the case of an option or Stock Appreciation Right, the number of Common Shares then subject to such option or Stock Appreciation Right, multiplied by the excess, if any, of the greater of (I) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, or (II) the Fair Market Value of a Common Share on the date of occurrence of the Change in Control, over the purchase price or grant price, as the case may be, per Common Share subject to the option or Stock Appreciation Right, and (b) in the case of a Restricted Stock Award or Restricted Stock Unit Award the number of Common Shares or the number of Restricted Stock Units, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a Common Share on the date of occurrence of the Change in Control.

ENERGY CONVERSION DEVICES, INC.	2006 STOCK INCENTIVE PLAN

(b)	“Change in Control” shall mean:

(1)          the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (1) the then outstanding Common Shares of the Company (the “Outstanding Common Shares”) or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (3) of this Section 5.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Shares or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional Outstanding Common Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)          individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election, by the Company’s stockholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board;

(3)          the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Common Shares, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding

ENERGY CONVERSION DEVICES, INC.	2006 STOCK INCENTIVE PLAN

Common Shares and the Outstanding Voting Securities, as the case may be, (2) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding Common Shares of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)          the consummation of a plan of complete liquidation or dissolution of the Company.

5.9	Deferrals.

The Committee may determine that the delivery of Common Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made under this Plan shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

5.10	No Right of Participation, Employment or Service.

No person shall have any right to participate in this Plan. Neither this Plan nor any award made under this Plan shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability under this Plan.

5.11	Rights as Stockholder.

No person shall have any right as a stockholder of the Company with respect to any Common Shares or other equity security of the Company which is subject to an award under this Plan unless and until such person becomes a stockholder of record with respect to such Common Shares or equity security.

5.12	Designation of Beneficiary.

If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding option or Stock Appreciation Right granted under this Plan is exercisable after the holder's death, such beneficiary or beneficiaries shall be entitled to exercise such option or Stock Appreciation Right pursuant to procedures prescribed by the Committee.

ENERGY CONVERSION DEVICES, INC.	2006 STOCK INCENTIVE PLAN

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option under this Plan held by such holder at the time of the holder’s death, to the extent then or thereafter exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person, or as otherwise prescribed under the laws of descent and distribution.

5.13	Governing Law.

This Plan, each award under this Plan and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the other laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14	Foreign Employees.

Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

5.15	Section 409A of the Code.

Notwithstanding any other provision of the Plan, no award under the Plan shall have any terms or features (including, without limitation, terms or features relating to the type of award, time of or events triggering vesting, method of exercise or payment of withholding tax, method of settlement, form and timing of consideration payable in settlement, or deferral or other elections), whether at the time of grant or subsequent to the time of grant, that would cause the award to be nonqualified deferred compensation that fails to comply with the requirements under Section 409A of the Code and the guidance and regulations issued thereunder. Moreover, notwithstanding any other provision of the Plan, no action may be taken by the Committee or the Board under or in respect of the Plan (including, without limitation, Plan amendments under Section 5.2 or adjustments under Section 5.7) that would cause the Plan or any award under the Plan to be a nonqualified deferred compensation plan that fails to comply with the requirements of Section 409A of the Code and the guidance and regulations issued thereunder.